Exhibit 99.1

FOR IMMEDIATE RELEASE

Idenix Pharmaceuticals Contact:

Teri Dahlman (617) 995-9807

IDENIX PHARMACEUTICALS REPORTS

FIRST QUARTER 2013 FINANCIAL RESULTS

CAMBRIDGE, Mass., April 30, 2013 — Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases, today reported unaudited financial results for the first quarter ended March 31, 2013.

First Quarter 2013 Financial Results

For the first quarter ended March 31, 2013, Idenix reported total revenues of $0.9 million, compared to total revenues of $35.6 million in the first quarter of 2012. The Company reported a net loss of $30.8 million, or $0.23 per basic and diluted share, for the first quarter ended March 31, 2013, compared to a net income of $11.4 million, or $0.11 per basic share and $0.10 per diluted share for the first quarter ended March 31, 2012. The change in net income (loss) was mainly due to additional revenue as a result of the recognition of $36.1 million of deferred revenue in the first quarter of 2012 related to the termination of the license agreement with ViiV Healthcare Company. Additionally, there were increases in research and development expenses of $5.4 million and additional legal costs of $1.8 million.

2013 Financial Guidance

At March 31, 2013, Idenix’s cash and cash equivalents totaled $205.3 million. The Company continues to expect that its current cash and cash equivalents will be sufficient to sustain its operations into at least the second half of 2014. This guidance assumes no milestone payments or license fees, no reimbursement for development programs and no financing activities.

“During the first quarter, we continued to advance our HCV development programs and remain on track to initiate a phase II all-oral combination study with IDX719 and Janssen’s simeprevir in the first half of the year,” said Ron Renaud, Idenix’s President and Chief Executive Officer. “We continue to be pleased with the profile of our lead uridine nucleotide prodrug candidate and are conducting studies to support an investigational new drug application submission in the first half of the year. Based on these timelines, we anticipate data readouts from these programs later this year and the initiation of a phase II all-oral combination study of IDX719 and our lead uridine nucleotide by year-end 2013.”

ABOUT IDENIX

Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical Company engaged in the discovery and development of drugs for the treatment of human viral diseases. Idenix’s current focus is on the treatment of patients with hepatitis C infection. For further information about Idenix, please refer to www.idenix.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including but not limited to the statements regarding the Company’s future business and financial performance. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “expect,” “plans,” “anticipates,” “intends,” “will,” and similar expressions are also intended to identify forward-looking statements, as are expressed or implied statements with respect to the Company’s potential pipeline candidates, including any expressed or implied statements regarding the efficacy and safety of IDX719 or any other drug candidate; the successful development of novel combinations of direct-acting antivirals for the treatment of HCV; the likelihood and success of any future clinical trials involving IDX719 or our other drug candidates; and expectations with respect to funding of operations and future cash balances. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the following: there can be no guarantees that the Company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization; management’s expectations could be affected by unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the Company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the Company’s expectations regarding the benefits of the restructuring of its collaboration with Novartis; changes in the Company’s business plan or objectives; the ability of the Company to attract and retain qualified personnel; competition in general; and the Company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These and other risks which may impact management’s expectations are described in greater detail under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission (SEC) and in any subsequent periodic or current report that the Company files with the SEC.

All forward-looking statements reflect the Company’s estimates only as of the date of this release (unless another date is indicated) and should not be relied upon as reflecting the Company’s views, expectations or beliefs at any date subsequent to the date of this release. While Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the Company’s estimates change.

IDENIX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,
	2013	2012
Revenues:
Collaboration revenue – related party	$852	$(423)
Other revenue	—	36,068

Total revenues	852	35,645
Operating expenses (1):
Cost of revenues	332	1,170
Research and development	24,008	18,593
General and administrative	7,535	4,774

Total operating expenses	31,875	24,537

Income (loss) from operations	(31,023)	11,108
Other income, net	271	342

Income (loss) before income taxes	(30,752)	11,450
Income tax expense	(1)	(1)

Net income (loss)	$(30,753)	$11,449

Earnings (loss) per common share:
Basic	$(0.23)	$0.11

Diluted	$(0.23)	$0.10

Weighted average number of common shares outstanding:
Basic	133,958	107,751

Diluted	133,958	112,330

Comprehensive income (loss):
Net income (loss)	$(30,753)	$11,449
Changes in other comprehensive income:
Foreign currency translation adjustment	(349)	208

Comprehensive income (loss)	$(31,102)	$11,657

(1) Share-based compensation expenses included in operating expenses amounted to approximately:
Research and development	$469	$298
General and administrative	779	432

IDENIX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	March 31, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$205,297	$230,826
Receivables from related party	1,350	1,195
Other current assets	6,976	5,771

Total current assets	213,623	237,792
Property and equipment, net	3,114	3,274
Receivables from related party, net of current portion	5,918	6,210
Other assets	3,838	3,589

Total assets	$226,493	$250,865

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$21,212	$15,064
Deferred revenue, related party	714	714
Other current liabilities	142	154

Total current liabilities	22,068	15,932
Other long-term obligations	11,978	11,785
Deferred revenue, related party, net of current portion	3,810	3,988

Total liabilities	37,856	31,705
Stockholders’ equity	188,637	219,160

Total liabilities and stockholders’ equity	$226,493	$250,865